EXHIBIT 23(c)

                                 March 23, 1998


Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, Colorado 80264


Huddleston & Co., Inc., consents to the use of its name and its report dated January 7, 1998, entitled "Columbus Energy Corp., Berry R. Cox Field, Estimated Reserves and Revenues, as of November 30, 1997, Constant Product Prices and Costs" in whole or in part by Columbus Energy Corp. (Columbus) in Columbus' Form S-3 to the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts."

                                    For and On Behalf of

                                    HUDDLESTON & CO., INC.


                                    /s/ Peter D. Huddleston
                                        ----------------------------------------
                                        Peter D. Huddleston, P.E.
                                        President

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